EXHIBIT 7 (Page 1 of 3)

                      Consolidated Report of Condition of
                             THE BANK OF NEW YORK
                    of 48 Wall Street, New York, N.Y. 10286

   And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                   Dollar Amounts
ASSETS                                              in Thousands
------                                              ------------
Cash and balances due from
  depository institutions:
  Noninterest-bearing balances
    and currency and coin........................................  $ 7,301,241
  Interest-bearing balances......................................    1,385,944
Securities:
  Held-to-maturity securities....................................    1,000,737
  Available-for-sale securities...................................   4,240,655
Federal funds sold and Securities
    purchased under agreements to resell..........................     971,453
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income............................................ 38,788,269
  LESS:  Allowance for loan and
    lease losses......................................    632,875
  LESS: Allocated transfer risk
    reserve.............................................        0
  Loans and leases, net of unearned
    income, allowance, and reserve...............................   38,155,394
Assets held in trading accounts...................................   1,307,562
Premises and fixed assets (including
  capitalized leases).............................................     670,445
Other real estate owned...........................................      13,598
Investments in unconsolidated subsid-
  iaries and associated companies.................................     215,024
Customers' liability to this bank on
  acceptances outstanding ........................................     974,237
Intangible assets.................................................   1,102,625
Other assets......................................................   1,944,777
                                                                   -----------
Total assets...................................................... $59,283,692
                                                                   ===========

                                                         EXHIBIT 7 (Page 2 of 3)

LIABILITIES

Deposits:
  In domestic offices............................................ $26,930,258
  Noninterest-bearing...............................  11,579,390
  Interest-bearing..................................  15,350,868
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs...............................  16,117,854
  Noninterest-bearing...............................     187,464
  Interest-bearing..................................  15,930,390
Federal funds purchased and Securities
  sold under agreements to repurchase ............................  2,170,238
Demand notes issued to the U.S.
  Treasury.......................................................     300,000
Trading liabilities..............................................   1,310,867
Other borrowed money:
  With remaining maturity of one year or less....................   2,549,479
  With remaining maturity of more than
    one year through three years .................................          0
  With remaining maturity of more than
     three years..................................................     46,654
Bank's liability on acceptances
  executed and outstanding.......................................     983,398
Subordinated notes and debentures................................   1,314,000
Other liabilities................................................   2,295,520
                                                                   ----------
Total liabilities................................................  54,018,268
                                                                   ----------


EQUITY CAPITAL

Common stock.....................................................   1,135,284
Surplus..........................................................     731,319
Undivided profits and capital
  reserves.......................................................   3,385,227
Net unrealized holding gains (losses)
  on available-for-sale securities...............................      51,233
Cumulative foreign currency
  translation adjustments.........................................    (37,639)
                                                                  -----------
Total equity capital.............................................   5,265,424
                                                                  -----------
Total liabilities and equity capital............................. $59,283,692
                                                                  ===========

                                                         EXHIBIT 7 (Page 3 of 3)

   I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                              Robert E. Keilman


   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

   J. Carter Bacot  )
   Thomas A. Renyi  )              Directors
   Alan R. Griffith )